Exhibit 10.7

CONFIRMATORY ASSIGNMENT OF PATENT APPLICATION

WHEREAS, Alto Ventures, Inc., a corporation of the state of Nevada, located at 4132 S. Rainbow Blvd., #494, Las Vegas, NV 89103, hereinafter referred to as “Assignor”, is the record owner of the invention described and set forth in the below-identified application for United States Letters Patent:

Title of Invention:	METHOD FOR SEARCH-BASED REQUEST FOR A VOICE CONNECTION WITH A CELLULAR HANDSET
Filing Date:	December 17, 2004
Application No.:	Townsend 022195-3.00US;
WHEREAS, Upsnap, Inc., a Nevada Corporation, hereinafter referred to as “Assignee” is desirous of acquiring an interest in the invention and application and in any U.S. Letters Patent and Registration which may be granted on the same;

For good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor has assigned, and by these presents does assign to Assignee all right, title and interest in and to the invention and application and to all foreign counterparts (including patent, utility model and industrial designs), and in and to any Letters Patent and Registrations which may hereafter be granted on the same in the United States and all countries throughout the world, and to claim the priority from the application as provided by the Paris Convention. The right, title and interest is to be held and enjoyed by Assignee and Assignee’s successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this Assignment not been made, for the full term of any Letters Patent and Registrations which may be granted thereon, or of any division, renewal, continuation in whole or in part, substitution, conversion, reissue, prolongation or extension thereof. This Assignment is made on an “as is” basis, without any representation or warranty. This Assignment is being made with the understanding of, and expressly relies on, that Assignee agrees to indemnify and hold harmless the Assignor for any and all matters relating to this Assignment, including but not limited to matters related to the right or title of the items subject to this Assignment.

Assignor further agree that it will, without charge to Assignee, but at Assignee’s expense, (a) cooperate with Assignee in the prosecution of U.S. Patent applications and foreign counterparts on the invention and any improvements, (b) execute, verity, acknowledge and deliver all such further papers, including patent applications and instruments of transfer, and (c) perform such other acts as Assignee lawfully may request to obtain or maintain Letters Patent and Registrations for the invention and improvements in any and all countries, and to vest title thereto in Assignee, or Assignee’s successors and assigns.

IN TESTIMONY WHEREOF, Assignor has signed on the date indicated as of June 1, 2005.

Date: February 14, 2006	By:	/s/ Wendell D. Brown
Wendell D. Brown, President
Alto Ventures, Inc.